UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 3, 2023

Vericel Corporation
(Exact name of registrant as specified in its charter)

Michigan	001-35280	94-3096597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

64 Sidney Street Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 588-5555

Not Applicable
 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	VCEL	NASDAQ

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§240.12b-2 of this chapter). Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Adoption of a Material Compensatory Plan

On May 3, 2023, the Board of Directors of Vericel Corporation (the “Company”) approved and adopted the Vericel Corporation Deferred Compensation Plan (the “Plan”). The Plan is a non-qualified deferred compensation plan that is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended. Participation in the Plan is limited to non-employee directors and, as determined by the Compensation Committee of the Board (the “Compensation Committee”) in its sole discretion, a select group of management or highly compensated employees of the Company. With respect to non-employee directors, the Plan is intended to amend, restate and supersede the Vericel Corporation Non-Employee Directors Deferred Compensation Program.

Pursuant to the Plan, a Plan participant may elect to defer up to 100% of his or her annual base salary, annual bonus and/or cash director fees, as applicable. In addition, a Plan participant may elect to defer up to 100% of each of his or her grants of restricted stock units (“RSUs”) under the Company’s 2022 Omnibus Incentive Equity Plan, as may be amended from time to time (the “Equity Plan”). The Company may also be required, in accordance with employment or other agreements, to contribute amounts to a Plan participant’s Plan account. The Plan also permits, but does not require, the Company to make discretionary contributions to participants’ Plan accounts.

Any RSUs deferred under the Plan shall, at the time the RSU would otherwise vest and become transferable to the Plan participant under the terms of the Equity Plan, but for the election to defer, be reflected on the books of the Company as an unfunded, unsecured promise to deliver to the Participant a specific number of actual shares of common stock in the future. All other deferrals under the plan shall be paid in cash to the participants. Participants’ deferrals of cash compensation shall at all times be 100% vested. All unvested contributions to a Plan participant’s account from the Company shall become 100% vested in the event of a change of control (as defined in the Plan) or upon a Plan participant’s death or disability.

Each participant’s deferred compensation account will be deemed invested in investments selected by the participant from a list of measurement funds selected by the Compensation Committee. Plan distributions will be made in a lump sum or annual installment payments as elected by the Plan participant in accordance with the Plan’s terms and conditions.

Obligations of the Company under the Plan represent at all times an unfunded and unsecured promise to pay money in the future. Each participant in the Plan is an unsecured general creditor of the Company with respect to deferred compensation obligations. Any amounts set aside to defray the liabilities assumed by the Company will remain the general, unpledged unrestricted assets of the Company.

The forgoing description is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference into this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Shareholders held on May 3, 2023 (the “Annual Meeting”), the shareholders of the Company voted on the following matters, which are described in detail in the Company’s Definitive Proxy Statement filed with the SEC on March 23, 2023: (i) the election of each of Robert Zerbe, Alan Rubino, Heidi Hagen, Steven Gilman, Kevin McLaughlin, Paul Wotton, Lisa Wright and Dominick Colangelo as a director of the Company to serve for a one-year term expiring at the Company’s 2024 annual meeting of shareholders and until his or her successor has been elected and qualified (“Proposal 1”), (ii) the approval, on a non-binding advisory basis, of the compensation of the named executive officers of the Company (“Proposal 2”), and (iii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (“Proposal 3”).

The Company’s shareholders approved the nominees recommended for election in Proposal 1 at the Annual Meeting.

Shareholders voted for directors as follows:

Nominee	For	Abstain/Withheld	Broker Non-Votes
Robert Zerbe	39,486,353	2,268,127	2,661,221
Alan Rubino	37,819,481	3,934,999	2,661,221
Heidi Hagen	35,398,220	6,356,260	2,661,221
Steven Gilman	39,271,987	2,482,493	2,661,221
Kevin McLaughlin	40,156,886	1,597,594	2,661,221
Paul Wotton	38,481,115	3,273,365	2,661,221
Lisa Wright	38,929,385	2,825,095	2,661,221
Dominick Colangelo	40,062,745	1,691,735	2,661,221

The Company’s shareholders approved, on a non-binding advisory basis, Proposal 2 on the compensation of the Company’s named executive officers. The votes cast at the Annual Meeting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,363,722	3,240,444	150,314	2,661,221

The Company’s shareholders approved Proposal 3 to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2023. The votes cast at the Annual Meeting were as follows:

Votes For	Votes Against	Abstentions
42,416,300	1,794,249	205,152

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1**	Vericel Corporation Deferred Compensation Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL)
** Filed herewith

EXHIBIT INDEX

Exhibit No.	Description
10.1**	Vericel Corporation Deferred Compensation Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL)
** Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vericel Corporation

Date: May 5, 2023	By:	/s/ Sean C. Flynn
Name: Sean C. Flynn
Title: Senior Vice President, General Counsel and Secretary